EXHIBIT 10.1

STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (this “Agreement”) is made between Oro East Mining, Inc., a Delaware corporation (the “Company”), and Accelerated Venture Partners, LLC (the “Selling Shareholder”) this 13th day of May 2013.

RECITALS

A. The Selling Shareholder is the beneficial holder of 3,000,000 shares of common stock, par value $.0001 per share, of the Company.

B. No stock certificates representing the Redemption Shares have ever been printed, and the Redemption Shares are currently held in book entry.

C. The Company desires to redeem 1,500,000 shares (the “Redemption Shares”) of the 3,000,000 shares held from the Selling Shareholder, and the Selling Shareholder desires to have the Redemption Shares redeemed by the Company, upon the terms and conditions set forth in this Agreement.

ACCORDINGLY, the parties agree as follows:

1. Redemption Price.  The Company hereby redeems the Redemption Shares from the Selling Shareholder for the aggregate redemption price of US $150.00, which amount is hereby acknowledged as having been received in cash by the Company from the Selling Shareholder (the “Redemption Price”).

2. Selling Shareholder’s Representations and Warranties.

    2.1. The Selling Shareholder represents and warrants to the Company that:  (i) the Selling Shareholder owns and holds the Redemption Shares free and clear of all liens, encumbrances and claims of other persons or entities whatsoever and subject to no options, warrants, contracts, agreements, arrangements or understandings of any kind; and (ii) the Selling Shareholder has full power and authority to transfer and deliver the Redemption Shares to the Company in accordance with the terms of this Agreement, and the consummation of the redemption transaction provided for in this Agreement shall not constitute the breach of any term or provision of, or constitute a default under, any agreement or other instrument to which the Selling Shareholder is a party.

    2.2. The Selling Shareholder further represents and warrants to the Company that the Selling Shareholder has been advised to consult with, and has consulted or chosen not to consult with, independent advisers with respect to the fairness of the Redemption Price and the other terms of this Agreement.

3. Successors and Assigns.  This Agreement shall be binding on and shall inure to the benefit of the parties to this Agreement and their respective spouses, successors, assignees, heirs and personal representatives.

4. Legal Proceedings.  In the event any legal proceeding, including any arbitration, is commenced for the purpose of interpreting or enforcing any provision of this Agreement:

    (i) Venue shall be in Oakland, California; and

    (ii) The prevailing party in the proceeding shall be entitled to recover (a) its attorneys’ fees in the proceeding and/or any related bankruptcy or appeal, in addition to its cost and disbursements, and (b) all other costs of the proceeding, including but no limited to the cost of experts, accountants and consultants and other costs and services reasonably related to the proceeding, from the non-prevailing party.

5. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect of the conflict of law principles thereof.

6. Entire Agreement.  This Agreement supersedes any and all oral or written agreements previously made relating to the subject matter of this Agreement, and constitutes the entire agreement of the parties with respect to such subject matter.

7. Amendment.  This Agreement may be modified or amended only in writing signed by both parties.

8. Further Assurances. Each party shall execute and deliver any and all additional documents and instruments and shall take all actions reasonably requested by the other party in order to carry out the intent of this Agreement.

9. Counterparts.  This Agreement may be executed in counterparts and by facsimile or scanned e-mail attachment, each of which shall considered an original, but both of which together shall constitute the same document.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

 COMPANY:
 ORO EAST MINING, INC.
 By:             /s/ Tian Q. Chen
           Name: Tian Q. Chen
                                                                                                   Title: Chief Executive Officer

 SELLING SHAREHOLDER:
                 ACCELERATED VENTURE PARTNERS, LLC

By:             /s/ Timothy Neher
                   Name: Timothy Neher
                   Title: Manager and authorized signatory